Exhibit 5
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
December 5, 2007
GLG Partners, Inc.
390 Park Avenue, 20th Floor
New York, New York 10022

Re:	GLG Partners, Inc. Registration Statement on Form S-1
Ladies and Gentlemen:
     In connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by GLG Partners, Inc., a Delaware corporation (the “Company”), of:
1.	21,500,003 shares of Common Stock, par value $0.0001 per share (the “Common Stock”), of the Company to be issued by the Company upon exercise of warrants, each to purchase one share of Common Stock (the “Warrants”), to be sold by certain selling stockholders of the Company (the “Resale Warrants”) and 45,650,400 shares of Common Stock to be issued by the Company upon exercise of outstanding Warrants (the “Public Warrants”) (such shares of Common Stock, collectively, the “Warrant Shares”); and

2.	17,000,003 shares of Common Stock (the “Resale Shares”), 21,500,003 Resale Warrants and 21,500,003 shares of Common Stock to be issued by the Company upon exercise of the Resale Warrants (such shares, together with the Resale Shares and Resale Warrants, the “Resale Securities”), to be sold by certain selling stockholders of the Company (the Warrant Shares and the Resale Securities, collectively, the “Offered Securities”)
in connection with the public offering of the Offered Securities (the “Offering”), we advise as follows:

GLG Partners, Inc.	-2-	December 6, 2007
     As counsel to the Company, we are familiar with the Restated Certificate of Incorporation and the Amended By-laws of the Company and we have reviewed (i) the Registration Statement on Form S-1 filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act with respect to the issuance of the Offered Securities (the “Registration Statement”) and (ii) the corporate proceedings taken by the Company in connection with the authorization of the Offering and the issuance of the Company Shares in connection therewith. We have also examined originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and such other instruments, certificates of public officials and representatives of the Company and other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to questions of fact material to this opinion, we have, when relevant facts were not independently established, relied upon certificates of officers of the Company and appropriate public officials.
     On the basis of the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

GLG Partners, Inc.	-3-	December 6, 2007
     (a) The Resale Shares are legally and validly issued, fully paid and non-assessable.
     (b) The Resale Warrants are legally and validly issued, fully paid and non-assessable.
     (c) Upon effectiveness under the Securities Act of the Registration Statement and full payment in accordance with the terms of the Public Warrants and the Resale Warrants, any newly issued Warrant Shares delivered upon exercise of the Public Warrants and the Resale Warrants will, when so delivered, be legally and validly issued, fully paid and non-assessable.
     We express no opinion herein as to any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the applicable reported judicial decisions related thereto) and the federal laws of the United States.
     We hereby consent to the reference to us and our opinion in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the reference to us under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consents, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP